                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 12

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                First
                                                               Quarter
                                                                Ended
                                                               --------
                                                               July 28,
(in thousands)                                                   2004
--------------                                                 --------
Fixed Charges:
  Interest expense*.........................................   $ 34,880
  Interest component of rental expense......................      1,501
                                                               --------
     Total fixed charges....................................   $ 36,381
                                                               --------
Earnings:
  Income before income taxes and minority interest..........     90,577
  Add: Interest expense*....................................     34,880
  Add: Interest component of rental expense.................      1,501
                                                               --------
     Earnings as adjusted...................................   $126,958
                                                               --------
  Ratio of earnings to fixed charges........................       3.49
                                                               ========

---------------
* Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.

                      H. J. HEINZ COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                First
                                                               Quarter
                                                                Ended
                                                               --------
                                                               July 28,
(in thousands)                                                   2004
--------------                                                 --------
Fixed Charges:
  Interest expense*.........................................   $ 54,884
  Capitalized interest......................................         --
  Interest component of rental expense......................      7,438
                                                               --------
     Total fixed charges....................................   $ 62,322
                                                               --------
Earnings:
  Income from continuing operations before income taxes.....   $286,586
  Add: Interest expense*....................................     54,884
  Add: Interest component of rental expense.................      7,438
  Add: Amortization of capitalized interest.................        508
                                                               --------
     Earnings as adjusted...................................   $349,416
                                                               --------
  Ratio of earnings to fixed charges........................       5.61
                                                               ========

---------------
* Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.